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                                                                   EXHIBIT 23(4)

                         [LETTERHEAD OF AMH GROUP LTD.]

                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


With respect to our report dated February 9, 1999 entitled "Evaluation of the Ninotsminda Oil Interests Owned By CanArgo Energy Corporation", we hereby consent to the use of our name under the caption "Experts" and references to experts from the aforementioned document to be included in or made part of the Form S-1 registration statement filed by CanArgo Energy Corporation.


                                                     AMH Group Ltd.

                                                     /s/Robin C. Mann
                                                     Robin C. Mann
                                                     Executive Vice President

Calgary, Alberta, Canada
February 11, 1999